FINANCIAL STATEENTS AND
INDEPENDENT AUDITOR'S REPORT

DAVENPORT HOUSING VII, L.P.

DECEBER 31, 2018 AND 2017

DAVENPORT HOUSING VII, L.P.

TABLE OF CONTENTS

LeBlanc Hausknecht, LLP
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIR

To the Partners
Davenport Housing VII, L.P.
Davenport, Iowa

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Davenport Housing VII, L.P. as of December 31, 2018 and 2017, and the related statements of operations, changes in partners' equity, and cash flows for the years then ended, and the related notes. In our opinion, the financial statements present fairly, in all material respects, the financial position of Davenport Housing VII, L.P. as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We are required to be independent with respect to the Company in accordance with the relevant ethical requirements relating to our audit.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Report on Supplemental Information

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The Schedule of Expenses is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

LeBlanc Hausknecht, L.L.P.

etairie, Louisiana
ay 9, 2019

3421 N. Causeway Blvd., Suite 701 · Metairie, LA 70002 · 504-837-0770 · 504-837-7102 (fax) · www.lh-cpa.net

DAVENPORT HOUSING VII, L.P.

BALANCE SHEETS

DECEMBER 31, 2018 AND 2017

ASSETS		2018		2017
Current Assets				
Cash and Equivalents	$	11,893	$	6,434
Accounts Receivable - Tenant		1		-
Total Current Assets		11,894		6,434
Restricted Deposits and Funded Reserves				
Tax and Insurance Escrow		8,975		11,162
Security Deposits		6,128		5,759
Total Restricted Cash		15,103		16,921
Property and Equipment				
Land		50,000		50,000
Building		6,546,459		6,546,459
Furniture & Fixtures		52,649		51,071
Total Property and Equipment		6,649,108		6,647,530
Less: Accumulated Depreciation		(1,525,327)		(1,360,327)
Total Property and Equipment, Net		5,123,781		5,287,203
Other Assets				
Intangible Assets, Net		30,492		35,645
Total Assets	$	5,181,270	$	5,346,203

See auditor's report and notes to financial statements.

DAVENPORT HOUSING VII, L.P.

BALANCE SHEETS

DECEMBER 31, 2018 AND 2017

LIABILITIES AND PARTNERS' EQUITY	2018	2017
Current Liabilities		
Accounts Payable	$ 2,386	$ 5,329
Accrued Real Estate Taxes	6,165	6,635
Accrued Expenses	10,000	-
Prepaid Rent	1,469	-
Current Portion of Long Term Debt	13,242	12,503
Total Current Liabilities	33,262	24,467
Deposits & Prepayment Liabilities		
Tenant Security Deposits Payable	5,996	5,696
Long Term Liabilities		
ortgage Notes Payable	483,515	496,019
Less: Current Portion	(13,242)	(12,503)
Asset anagement Fee Payable	28,411	25,149
Due to Related Party	783,336	783,336
Total Long Term Liabilities	1,282,020	1,292,001
Total Liabilities	1,321,278	1,322,164
Partners' Equity		
Partners' Equity	3,859,992	4,024,039
Total Liabilities and Partners' Equity	$ 5,181,270	$ 5,346,203

See auditor's report and notes to financial statements.

DAVENPORT HOUSING VII, L.P.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Revenue		
Rent Revenue	$ 135,001	$ 125,818
Other Revenue	6,655	6,284
NSF, Late Fees & Other Revenue	60	1,085
Interest Income	165	158
Total Revenue	141,881	133,345
Expenses		
Administrative	31,282	32,060
Utilities	37,263	30,481
Operating and aintenance	35,473	35,600
Taxes and Insurance	16,055	14,155
Interest	12,440	13,137
Depreciation and Amortization	170,153	169,709
Total Expenses	302,666	295,142
Net Loss from Operations	(160,785)	(161,797)
Other Income and (Expenses)		
Asset anagement Fees	(3,262)	(3,167)
Net Loss	$ (164,047)	$ (164,964)

See auditor's report and notes to financial statements.

DAVENPORT HOUSING VII, L.P.

STATEMENTS OF CHANGES IN PARTNERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	General Partner .005%	Special Limited Partner .015%	Limited Partner 99.98%	Total Partners' Equity
Balance - January 1, 2017	$ 1,191,615	$ 7	$ 2,997,381	$ 4,189,003
Net Loss	(8)	(25)	(164,931)	(164,964)
Balance - December 31, 2017	1,191,607	(18)	2,832,450	4,024,039
Net Loss	(8)	(25)	(164,014)	(164,047)
Balance - December 31, 2018	$ 1,191,599	$ (43)	$ 2,668,436	$ 3,859,992

See auditor's report and notes to financial statements.

DAVENPORT HOUSING VII, L.P.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Cash flows from operating activities:		
Net Loss	$ (164,047)	$ (164,964)
Adjustments to reconcile net loss to net cash provided by operating activities:		
Depreciation and amortization	170,153	169,709
(Increase) decrease in accounts receivable	(1)	-
Increase (decrease) in accounts payable	(2,945)	2,838
Increase (decrease) in accrued expenses	11,469	(10)
Increase (decrease) in asset management fee payable	3,262	3,167
Increase (decrease) in accrued real estate taxes	(470)	(23)
Increase (decrease) in security deposits payable	300	(700)
Total adjustments	181,768	174,981
Net cash provided (used) by operating activities	17,721	10,017
Cash flows from investing activities:		
(Deposit) withdrawal security deposits	(368)	635
(Deposit) withdrawal tax & insurance escrows	2,187	(5,180)
Purchase of fixed assets	(1,578)	(2,295)
Net cash provided (used) by investing activities	241	(6,840)
Cash flows from financing activities:		
Payment on mortgage notes	(12,503)	(11,807)
Increase in due to related parties	-	4,000
Net cash used by financing activities	(12,503)	(7,807)
Net increase (decrease) in cash and equivalents	5,459	(4,630)
Cash and equivalents, beginning of year	6,434	11,064
Cash and equivalents, end of year	$ 11,893	$ 6,434
Supplemental disclosures of cash flow information:		
Cash paid during the year for:		
Interest	$ 12,440	$ 13,795

See auditor's report and notes to financial statements.

NOTE A - ORGANIZATION

Davenport Housing VII, L.P. (the Partnership) was formed October 17, 2005, as a limited partnership under the laws of the State of Iowa and shall continue until December 31, 2500 or until certain events as defined in the partnership agreement occur. The partnership was formed for the purpose of owning and operating a 20-unit apartment complex in Davenport, Iowa for residents with low or moderate income. Rehabilitation of the historic project was substantially completed and operations began in December 2009. Substantially all of the Partnership's income is expected to be derived from the rental of its apartment units. All units within this project are expected to be subject to the contract restrictions regarding rental charges and other operating policies under the Low Income Housing Tax Credit Program.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements of the partnership are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Cash and Cash Equivalents

For purposes of statements of cash flows, cash and cash equivalents represent unrestricted cash and certificates of deposit with original maturities of 90 days or less. The carrying amount approximates fair value because of the short period to maturity of the instruments.

Cash and Other Deposits

The Partnership maintains its cash in financial institutions insured by the Federal Deposit Insurance Corporation (FDIC). Deposit accounts, at times, may exceed federally insured limits. All deposits are fully insured by the FDIC up to $250,000 per bank. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Tenant Receivables

Tenant receivables are recorded at the amount the Partnership expects to collect on balances outstanding at December 31, 2018 and 2017. anagement closely monitors outstanding balances and writes off, as of year-end, all balances that are not collectible. There were no bad debt expenses in 2018 and 2017. Tenant accounts receivable are considered collectible in full, and accordingly, an allowance for doubtful accounts has not been provided.

Intangible Assets

Intangible assets consist of tax credit fees which are being amortized over a 15-year life using the straight-line method of amortization.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capitalization and Depreciation

Land, buildings and improvements are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations. The rental property is depreciated over estimated service lives as follows:

Buildings & Improvements	40 years	Straight-Line
Furnishings & Equipment	7 years	Straight-Line

Impairment of Long-Lived Assets

The Partnership has adopted Accounting Standards Codification 360-10-05-4, Accounting for the Impairment or Disposal of Long-Lived Assets. The Partnership reviews its investment in real estate for impairment whenever events or changes in circumstances indicate that the carrying value of such property may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the real estate to the future net undiscounted cash flow expected to be generated by the rental property including the low income housing tax credits and any estimated proceeds from the eventual disposition of the real estate. If the real estate is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the real estate exceeds the fair value of such property. There were no impairment losses recognized in 2018 or 2017.

Rental Income

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the tenants of the property are operating leases. All rental property is rented under leases with terms of one year or less.

Income Taxes

No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the Partners individually.

The Partnership's tax filings are subject to audit by various taxing authorities, and the open audit periods are 2015 through 2017.

The Partnership has adopted provisions of FASB Accounting Standards Codification Topic ASC 740-10 (previously Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes), on January 1, 2009. The implementation of this standard had no impact on the financial statements.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting Standards Codification

The Financial Accounting Standards Board ("FASB ASC") became the sole authoritative source of generally accepted accounting principles in the United States of America for periods ending after September 15, 2009. The FASB ASC incorporates all authoritative literature previously issued by a standard setter. Adoption of the FASB ASC has no effect on the Partnership's financial position, results from operations, partners' equity (deficit) or cash flows. References to the authoritative accounting literature in the notes to the financial statements are the FASB ASC references.

NOTE C - USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

NOTE D - RESTRICTED DEPOSITS AND FUNDED RESERVES

Replacement Reserve

Pursuant to the partnership agreements, the Partnership is required to establish a replacement reserve account. The Partnership is to deposit $300 per unit per year commencing the month after issuance of a certificate of occupancy. The deposits are to increase at a rate of 3 percent every 12 months. The replacement reserve is to be used for working capital needs, improvements, replacements, and other contingencies of the Partnership. Withdrawals from the replacement reserve require the Special Limited Partner's signature for withdrawals over $750 and over an aggregate total of $4,000 for the year. As of December 31, 2018, the Partnership had not yet established the replacement reserve account.

Real Estate Tax Reserve

Pursuant to the terms of the partnership agreement, the Partnership is required to purchase a Certificate of Deposit in the amount of $25,000 from a banking institution. The funds shall be used to pay the increased real estate taxes upon expiration of the Urban Revitalization tax exemption. The reserve shall require the joint signature of the Special Limited Partner for any withdrawals. As of December 31, 2018, the Partnership had not yet established the real estate tax reserve.

NOTE D - RESTRICTED DEPOSITS AND FUNDED RESERVES (CONTINUED)

Tax and Insurance Escrow

Pursuant to the partnership agreement, the Partnership is required to maintain a tax and insurance escrow account. The escrow account is to be used to pay next year's insurance premium payments and real estate taxes. Withdrawals from the tax and insurance escrow shall require the joint signature of the Special Limited Partner. At December 31, 2018 and 2017, the balance in the Tax and Insurance Escrow totaled $8,975 and $11,162, respectively.

Tenants' Security Deposits

Tenants' security deposits are held in a separate bank account in the name of the project. At December 31, 2018 and 2017, the balance of this account was $6,128 and $5,759, respectively, which was funded in an amount equal to or greater than the security deposit liability.

NOTE E - INTANGIBLE ASSETS

Tax Credit Fees at December 31, 2018 and 2017 were net of accumulated amortization of $46,810 and $41,657, respectively. Amortization expense for the same years ended was $5,153 and $5,153, respectively. Estimated amortization expense for each of the next five years is $5,153.

NOTE F - LONG TERM DEBT

Scott County Housing Council

The project is financed by a mortgage loan payable to Scott County Housing Council in the original amount of $296,064. The 5.75% loan is payable in monthly installments of principal and interest in the amount of $2,079 through the maturity date of January 2026 when a final balloon payment is due. Outstanding balances on the note were $209,515 and $222,019 as of December 31, 2018 and 2017, respectively. There was no accrued interest as of December 31, 2018 and 2017.

City of Davenport

The project is also financed by a mortgage loan payable to the City of Davenport's Home Investment Partnership (HOE) Program in the original amount of $274,000. The 0% loan is payable in annual installments of interest only in the amount of $6,850 through the maturity date of February 2026 when a final balloon payment is due. Outstanding balances on the note were $274,000 as of December 31, 2018 and 2017.

NOTE F - LONG TERM DEBT (CONTINUED)

The apartment project is pledged as collateral for the mortgages. The mortgage loans are nonrecourse debt secured by deeds of trust on the related real estate. The fair value of the mortgage notes payable are estimated based on the current rates offered to the project for debt of the same remaining maturities. At December 31, 2018, the fair value of the mortgages approximate the amount recorded in the financial statements.

Aggregate maturities of long-term debt for the next five years are as follows:

December 31, 2019	$	13,242
2020		14,023
2021		14,851
2022		15,728
2023		16,657
and Thereafter		409,014
Totals	$	483,515

NOTE G - MANAGEMENT FEES

The Partnership engaged Pioneer Property anagement, Inc. as the management company in 2010. Pioneer Property anagement, Inc. is not related in any form to any owners, either general or limited partners, of the Partnership. As of December 31, 2018 and 2017, management fee expense amounted to $6,639 and $6,293, respectively. At December 31, 2018 and 2017, accrued management fees totaled $573 and $516, respectively, which are included in Accounts Payable on the Balance sheets.

NOTE H - RELATED PARTY TRANSACTIONS

Due from / to Related Party

During 2016, Iceberg Development, the owner of which is the managing member of the Partnership, advanced the Partnership $20,000 to cover operating expenses. As of December 31, 2018 and 2017, the Partnership owed $20,000 to Iceberg Development.

The Limited Partner has made capital advances to the Partnership to secure permanent financing as well as for routine operating expenses. As of December 31, 2018 and 2017, the Partnership owed $763,336 and $763,336, respectively, to the Limited Partner for capital advances.

NOTE H - RELATED PARTY TRANSACTIONS (CONTINUED)

Asset anagement Fee

Pursuant to the partnership agreement, the Limited Partner is to receive a cumulative asset management fee of $2,500 increasing annually at 3%. Asset management fees incurred in 2018 and 2017 totaled $3,262 and $3,167, respectively. As of December 31, 2018 and 2017, cumulative unpaid fees under this agreement owed to the Limited Partner were $28,411 and $25,149, respectively.

Incentive anagement Fee

Pursuant to the partnership agreement, the General Partner is to receive an annual non-cumulative incentive management fee in the amount equal to 40% of net operating income for duties outlined in the partnership agreement. No expense was incurred in 2018 and 2017.

Tax Credit Compliance Fee

Pursuant to the partnership agreement, the General Partner is to receive an annual non-cumulative tax credit compliance fee of 40 percent of net operating income for ensuring compliance by the Partnership with all tax credit rules and regulations. No expense was incurred in 2018 and 2017.

Operating Deficit Loans

Pursuant to the partnership agreement, if at any time between when the first apartment unit is available and three consecutive months of breakeven operations, an operating deficit exists, the General Partner shall fund the operating deficit as to amount through operating deficit loans up to $61,214. All operating loans are to be repayable out of 50% of the available Net Operating Income or Sale or Refinancing Proceeds, as defined in the partnership agreement. There were no Operating Deficit Loans as of December 31, 2018.

NOTE I - PARTNERS' EQUITY

Partners	Ownership Percentages
General Partner - Davenport V GP, LLC	0.005%
Limited Partner - WNC Housing Tax Credit Fund VI Series 13, LP	99.98%
Special Limited Partner - WNC Housing Limited Partnership	0.015%

NOTE I - PARTNERS' EQUITY (CONTINUED)

Pursuant to the partnership agreement, the Limited Partner is to make capital contributions of $2,253,208. An amendment to the Partnership Agreement was executed in 2010 which noted the Limited Partner shall make an additional capital contribution of $2,490,423. As of December 31, 2018, the Limited Partner had made capital contributions totaling $4,498,746.

Pursuant to the partnership agreement, the General Partner is to make capital contributions of $985,000. As of December 31, 2018, the General Partner has made capital contributions totaling $1,230,225.

Pursuant to the partnership agreement, the Special Limited Partner is to make capital contributions of $226. As of December 31, 2018, the Special Limited Partner had made capital contributions totaling $226.

NOTE J - LOW INCOME HOUSING TAX CREDITS

The following Housing Tax Credits are allocable to the Partnership during the Credit Period:

Year	Housing Tax Credits
2010	$ 420,809
2011	603,015
2012	603,015
2013	603,015
2014	603,015
2015	603,015
2016	603,015
2017	603,015
2018	603,015
2019	603,015
2020	182,206
TOTAL	$ 6,030,150

NOTE K - CONTINGENCY

The Project's Low-Income Housing Credits are contingent on its ability to maintain compliance with applicable sections of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent, or to correct noncompliance within a specified time period, could result in recapture of previously taken tax credits plus interest.

NOTE L - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Partnership's sole asset is the apartment complex. The Partnership's operations are concentrated in the affordable housing real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the Partnership are subject to the administrative directives, rules and regulations of federal, state and local regulatory agencies. Such administrative directives, rules and regulations may occur with little notice or inadequate funding to pay for the related cost, including the additional administrative burden, to comply with a change.

NOTE M - ADVERTISING

The partnership incurred advertising costs of $9 in 2018 and $105 in 2017. These costs are expensed in the financial statements as incurred.

NOTE N - SUBSEQUENT EVENTS

FASB Accounting Standards Codification Topic 855, *Subsequent Events*, addresses events which occur after the balance sheet date but before the issuance of financial statements. An entity must record the effects of subsequent events that provide evidence about conditions that existed at the balance sheet date and must disclose but not record the effects of subsequent events which provide evidence about conditions that existed after the balance sheet date. Additionally, Topic 855 requires disclosure relative to the date through which subsequent events have been evaluated and whether that is the date on which the financial statements were issued or were available to be issued. anagement evaluated the activity of Davenport Housing VII, L.P. through ay 9, 2019, the date the financial statements were issued, and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

FINANCIAL STATEENTS AND
INDEPENDENT AUDITOR'S REPORT

DAVENPORT HOUSING VII, L.P.

DECEBER 31, 2017 AND 2016

DAVENPORT HOUSING VII, L.P.

TABLE OF CONTENTS

LeBlanc Hausknecht, LLP
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIR

To the Partners
Davenport Housing VII, L.P.
Davenport, Iowa

We have audited the accompanying balance sheets of Davenport Housing VII, L.P. as of December 31, 2017 and 2016, and the related statements of operations, changes in partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Davenport Housing VII, L.P. as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Report on Supplemental Information

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The Schedule of Expenses is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

LeBlanc Hausknecht, L.L.P.

etairie, Louisiana
April 9, 2018

3421 N. Causeway Blvd, Suite 701 · Metairie, LA 70002 · 504-837-0770 · 504-837-7102 (fax) · www.lh-cpa.net

DAVENPORT HOUSING VII, L.P.

BALANCE SHEETS

DECEMBER 31, 2017 AND 2016

ASSETS		2017		2016
Current Assets				
Cash and Equivalents	$	6,434	$	11,064
Total Current Assets		6,434		11,064
Restricted Deposits and Funded Reserves				
Tax and Insurance Escrow		11,162		5,982
Security Deposits		5,759		6,395
Total Restricted Cash		16,921		12,377
Property and Equipment				
Land		50,000		50,000
Building		6,546,459		6,546,459
Furniture & Fixtures		51,071		48,776
Total Property and Equipment		6,647,530		6,645,235
Less: Accumulated Depreciation		(1,360,327)		(1,195,771)
Total Property and Equipment, Net		5,287,203		5,449,464
Other Assets				
Intangible Assets, Net		35,645		40,799
Total Assets	$	5,346,203	$	5,513,704

See auditor's report and notes to financial statements.

DAVENPORT HOUSING VII, L.P.

BALANCE SHEETS

DECEMBER 31, 2017 AND 2016

LIABILITIES AND PARTNERS' EQUITY	2017	2016
Current Liabilities		
Accounts Payable	$ 5,329	$ 2,494
Accrued Real Estate Taxes	6,635	6,658
Prepaid Rent	-	10
Current Portion of Long Term Debt	12,503	11,806
Total Current Liabilities	24,467	20,968
Deposits & Prepayment Liabilities		
Tenant Security Deposits Payable	5,696	6,396
Long Term Liabilities		
ortgage Notes Payable	496,019	507,825
Less: Current Portion	(12,503)	(11,806)
Asset anagement Fee Payable	25,149	21,982
Due to Related Party	783,336	779,336
Total Long Term Liabilities	1,292,001	1,297,337
Total Liabilities	1,322,164	1,324,701
Partners' Equity		
Partners' Equity	4,024,039	4,189,003
Total Liabilities and Partners' Equity	$ 5,346,203	$ 5,513,704

See auditor's report and notes to financial statements.

DAVENPORT HOUSING VII, L.P.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
Revenue		
Rent Revenue	$ 125,818	$ 118,463
Other Revenue	6,284	6,318
NSF, Late Fees & Other Revenue	1,085	540
Interest Income	158	77
Total Revenue	133,345	125,398
Expenses		
Administrative	32,060	49,662
Utilities	30,481	28,865
Operating and aintenance	35,600	29,998
Taxes and Insurance	14,155	16,490
Interest	13,137	13,795
Depreciation and Amortization	169,709	175,268
Total Expenses	295,142	314,078
Net Loss from Operations	(161,797)	(188,680)
Other Income and (Expenses)		
Asset anagement Fees	(3,167)	(3,075)
Net Loss	$ (164,964)	$ (191,755)

See auditor's report and notes to financial statements.

DAVENPORT HOUSING VII, L.P.

STATEMENTS OF CHANGES IN PARTNERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	General Partner .005%	Special Limited Partner .015%	Limited Partner 99.98%	Total Partners' Equity
Balance - January 1, 2016	$ 1,191,625	$ 36	$ 3,189,097	$ 4,380,758
Net Loss	(10)	(29)	(191,716)	(191,755)
Balance - December 31, 2016	1,191,615	7	2,997,381	4,189,003
Net Loss	(8)	(25)	(164,931)	(164,964)
Balance - December 31, 2017	$ 1,191,607	$ (18)	$ 2,832,450	$ 4,024,039

See auditor's report and notes to financial statements.

DAVENPORT HOUSING VII, L.P.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
Cash flows from operating activities:		
Net Loss	$ (164,964)	$ (191,755)
Adjustments to reconcile net loss to net cash provided by operating activities:		
Depreciation and amortization	169,709	175,268
(Increase) decrease in accounts receivable	-	652
(Increase) decrease in miscellaneous receivable	-	24,746
Increase (decrease) in accounts payable	2,838	(8,221)
Increase (decrease) in asset management fee payable	3,167	3,075
Increase (decrease) in accrued real estate taxes	(33)	(2,159)
Increase (decrease) in security deposits payable	(700)	350
Total adjustments	174,981	193,711
Net cash provided (used) by operating activities	10,017	1,956
Cash flows from investing activities:		
(Deposit) withdrawal security deposits	635	(410)
(Deposit) withdrawal tax & insurance escrows	(5,180)	(1,615)
Purchase of fixed assets	(2,295)	-
Net cash provided (used) by investing activities	(6,840)	(2,025)
Cash flows from financing activities:		
Payment on mortgage notes	(11,807)	(11,148)
Increase in due to related parties	4,000	20,000
Net cash used by financing activities	(7,807)	8,852
Net increase (decrease) in cash and equivalents	(4,630)	8,783
Cash and equivalents, beginning of year	11,064	2,281
Cash and equivalents, end of year	$ 6,434	$ 11,064
Supplemental disclosures of cash flow information:		
Cash paid during the year for:		
Interest	$ 13,137	$ 13,795

See auditor's report and notes to financial statements.

NOTE A - ORGANIZATION

Davenport Housing VII, L.P. (the Partnership) was formed October 17, 2005, as a limited partnership under the laws of the State of Iowa and shall continue until December 31, 2500 or until certain events as defined in the partnership agreement occur. The partnership was formed for the purpose of owning and operating a 20-unit apartment complex in Davenport, Iowa for residents with low or moderate income. Rehabilitation of the historic project was substantially completed and operations began in December 2009. Substantially all of the Partnership's income is expected to be derived from the rental of its apartment units. All units within this project are expected to be subject to the contract restrictions regarding rental charges and other operating policies under the Low Income Housing Tax Credit Program.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements of the partnership are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Cash and Cash Equivalents

For purposes of statements of cash flows, cash and cash equivalents represent unrestricted cash and certificates of deposit with original maturities of 90 days or less. The carrying amount approximates fair value because of the short period to maturity of the instruments.

Cash and Other Deposits

The Partnership maintains its cash in financial institutions insured by the Federal Deposit Insurance Corporation (FDIC). Deposit accounts, at times, may exceed federally insured limits. All deposits are fully insured by the FDIC up to $250,000 per bank. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Tenant Receivables

Tenant receivables are recorded at the amount the Partnership expects to collect on balances outstanding at December 31, 2017 and 2016. anagement closely monitors outstanding balances and writes off, as of year-end, all balances that are not collectible. In 2017 there was no bad debt expense, and in 2016 bad debt expense in the amount of $25,261 was recorded and included in Administrative expense on the Statements of operations. Tenant accounts receivable are considered collectible in full, and accordingly, an allowance for doubtful accounts has not been provided.

Intangible Assets

Intangible assets consist of tax credit fees which are being amortized over a 15-year life using the straight-line method of amortization.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capitalization and Depreciation

Land, buildings and improvements are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations. The rental property is depreciated over estimated service lives as follows:

Buildings & Improvements	40 years	Straight-Line
Furnishings & Equipment	7 years	Straight-Line

Impairment of Long-Lived Assets

The Partnership has adopted Accounting Standards Codification 360-10-05-4, Accounting for the Impairment or Disposal of Long-Lived Assets. The Partnership reviews its investment in real estate for impairment whenever events or changes in circumstances indicate that the carrying value of such property may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the real estate to the future net undiscounted cash flow expected to be generated by the rental property including the low income housing tax credits and any estimated proceeds from the eventual disposition of the real estate. If the real estate is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the real estate exceeds the fair value of such property. There were no impairment losses recognized in 2017 or 2016.

Rental Income

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the tenants of the property are operating leases. All rental property is rented under leases with terms of one year or less.

Income Taxes

No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the Partners individually.

The Partnership's tax filings are subject to audit by various taxing authorities, and the open audit periods are 2014 through 2016.

The Partnership has adopted provisions of FASB Accounting Standards Codification Topic ASC 740-10 (previously Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes), on January 1, 2009. The implementation of this standard had no impact on the financial statements.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting Standards Codification

The Financial Accounting Standards Board ("FASB ASC") became the sole authoritative source of generally accepted accounting principles in the United States of America for periods ending after September 15, 2009. The FASB ASC incorporates all authoritative literature previously issued by a standard setter. Adoption of the FASB ASC has no effect on the Partnership's financial position, results from operations, partners' equity (deficit) or cash flows. References to the authoritative accounting literature in the notes to the financial statements are the FASB ASC references.

NOTE C - USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

NOTE D - RESTRICTED DEPOSITS AND FUNDED RESERVES

Replacement Reserve

Pursuant to the partnership agreements, the Partnership is required to establish a replacement reserve account. The Partnership is to deposit $300 per unit per year commencing the month after issuance of a certificate of occupancy. The deposits are to increase at a rate of 3 percent every 12 months. The replacement reserve is to be used for working capital needs, improvements, replacements, and other contingencies of the Partnership. Withdrawals from the replacement reserve require the Special Limited Partner's signature for withdrawals over $750 and over an aggregate total of $4,000 for the year. As of December 31, 2017, the Partnership had not yet established the replacement reserve account.

Real Estate Tax Reserve

Pursuant to the terms of the partnership agreement, the Partnership is required to purchase a Certificate of Deposit in the amount of $25,000 from a banking institution. The funds shall be used to pay the increased real estate taxes upon expiration of the Urban Revitalization tax exemption. The reserve shall require the joint signature of the Special Limited Partner for any withdrawals. As of December 31, 2017, the Partnership had not yet established the real estate tax reserve.

NOTE D - RESTRICTED DEPOSITS AND FUNDED RESERVES (CONTINUED)

Tax and Insurance Escrow

Pursuant to the partnership agreement, the Partnership is required to maintain a tax and insurance escrow account. The escrow account is to be used to pay next year's insurance premium payments and real estate taxes. Withdrawals from the tax and insurance escrow shall require the joint signature of the Special Limited Partner. At December 31, 2017 and 2016, the balance in the Tax and Insurance Escrow totaled $11,162 and $5,982, respectively.

Tenants' Security Deposits

Tenants' security deposits are held in a separate bank account in the name of the project. At December 31, 2017 and 2016, the balance of this account was $5,759 and $6,395, respectively, which was funded in an amount equal to or greater than the security deposit liability.

NOTE E - INTANGIBLE ASSETS

Tax Credit Fees at December 31, 2017 and 2016 were net of accumulated amortization of $41,657 and $36,503, respectively. Amortization expense for the same years ended was $5,153 and $5,153, respectively. Estimated amortization expense for each of the next five years is $5,153.

NOTE F - LONG TERM DEBT

Scott County Housing Council

The project is financed by a mortgage loan payable to Scott County Housing Council in the original amount of $296,064. The 5.75% loan is payable in monthly installments of principal and interest in the amount of $2,079 through the maturity date of January 2026 when a final balloon payment is due. Outstanding balances on the note were $222,019 and $233,825 as of December 31, 2017 and 2016, respectively. There was no accrued interest as of December 31, 2017 and 2016.

City of Davenport

The project is also financed by a mortgage loan payable to the City of Davenport's Home Investment Partnership (HOE) Program in the original amount of $274,000. The 0% loan is payable in annual installments of interest only in the amount of $6,850 through the maturity date of February 2026 when a final balloon payment is due. Outstanding balances on the note were $274,000 as of December 31, 2017 and 2016.

NOTE F - LONG TERM DEBT (CONTINUED)

The apartment project is pledged as collateral for the mortgages. The mortgage loans are nonrecourse debt secured by deeds of trust on the related real estate. The fair value of the mortgage notes payable are estimated based on the current rates offered to the project for debt of the same remaining maturities. At December 31, 2017, the fair value of the mortgages approximate the amount recorded in the financial statements.

Aggregate maturities of long-term debt for the next five years are as follows:

December 31, 2018	$	12,503
2019		13,241
2020		14,023
2021		14,851
2022		15,728
and Thereafter		425,673
Totals	$	496,019

NOTE G - MANAGEMENT FEES

The Partnership engaged Pioneer Property anagement, Inc. as the management company in 2010. Pioneer Property anagement, Inc. is not related in any form to any owners, either general or limited partners, of the Partnership. As of December 31, 2017 and 2016, management fee expense amounted to $6,293 and $5,930, respectively. At December 31, 2017 and 2016, accrued management fees totaled $516 and $691, respectively, which are included in Accounts payable on the Balance sheets.

NOTE H - RELATED PARTY TRANSACTIONS

Due from / to Related Party

During 2016, the Partnership wrote off $24,746 due from Davenport Housing V, L.P. for loan interest paid by the Partnership on behalf of the related project in a prior year. The Limited Partner in Davenport Housing V, L.P. is WNC Institutional Tax Credit Fund XIV, L.P., which is a related entity to the Limited Partner.

During 2016, Iceberg Development, the owner of which is the managing member of the Partnership, advanced the Partnership $20,000 to cover operating expenses. As of December 31, 2017 and 2016, the Partnership owed $20,000 to Iceberg Development.

The Limited Partner has made capital advances to the Partnership to secure permanent financing as well as for routine operating expenses. As of December 31, 2017 and 2016, the Partnership owed $763,336 and $759,336, respectively, to the Limited Partner for capital advances.

NOTE H - RELATED PARTY TRANSACTIONS (CONTINUED)

Asset anagement Fee

Pursuant to the partnership agreement, the Limited Partner is to receive a cumulative asset management fee of $2,500 increasing annually at 3%. Asset management fees incurred in 2017 and 2016 totaled $3,167 and $3,075, respectively. As of December 31, 2017 and 2016, cumulative unpaid fees under this agreement owed to the Limited Partner were $25,149 and $21,982, respectively.

Incentive anagement Fee

Pursuant to the partnership agreement, the General Partner is to receive an annual non-cumulative incentive management fee in the amount equal to 40% of net operating income for duties outlined in the partnership agreement. No expense was incurred in 2017 and 2016.

Tax Credit Compliance Fee

Pursuant to the partnership agreement, the General Partner is to receive an annual non-cumulative tax credit compliance fee of 40 percent of net operating income for ensuring compliance by the Partnership with all tax credit rules and regulations. No expense was incurred in 2017 and 2016.

Operating Deficit Loans

Pursuant to the partnership agreement, if at any time between when the first apartment unit is available and three consecutive months of breakeven operations, an operating deficit exists, the General Partner shall fund the operating deficit as to amount through operating deficit loans up to $61,214. All operating loans are to be repayable out of 50% of the available Net Operating Income or Sale or Refinancing Proceeds, as defined in the partnership agreement. There were no Operating Deficit Loans as of December 31, 2017.

NOTE I - PARTNERS' EQUITY

Partners	Ownership Percentages
General Partner - Davenport V GP, LLC	0.005%
Limited Partner - WNC Housing Tax Credit Fund VI Series 13, LP	99.98%
Special Limited Partner - WNC Housing Limited Partnership	0.015%

NOTE I - PARTNERS' EQUITY (CONTINUED)

Pursuant to the partnership agreement, the Limited Partner is to make capital contributions of $2,253,208. An amendment to the Partnership Agreement was executed in 2010 which noted the Limited Partner shall make an additional capital contribution of $2,490,423. As of December 31, 2017, the Limited Partner had made capital contributions totaling $4,498,746.

Pursuant to the partnership agreement, the General Partner is to make capital contributions of $985,000. As of December 31, 2017, the General Partner has made capital contributions totaling $1,230,225.

Pursuant to the partnership agreement, the Special Limited Partner is to make capital contributions of $226. As of December 31, 2017, the Special Limited Partner had made capital contributions totaling $226.

NOTE J - LOW INCOME HOUSING TAX CREDITS

The following Housing Tax Credits are allocable to the Partnership during the Credit Period:

Year	Housing Tax Credits
2010	$ 420,809
2011	603,015
2012	603,015
2013	603,015
2014	603,015
2015	603,015
2016	603,015
2017	603,015
2018	603,015
2019	603,015
2020	182,206
TOTAL	$ 6,030,150

NOTE K - CONTINGENCY

The Project's Low-Income Housing Credits are contingent on its ability to maintain compliance with applicable sections of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent, or to correct noncompliance within a specified time period, could result in recapture of previously taken tax credits plus interest.

NOTE L - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Partnership's sole asset is the apartment complex. The Partnership's operations are concentrated in the affordable housing real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the Partnership are subject to the administrative directives, rules and regulations of federal, state and local regulatory agencies. Such administrative directives, rules and regulations may occur with little notice or inadequate funding to pay for the related cost, including the additional administrative burden, to comply with a change.

NOTE M - ADVERTISING

The partnership incurred advertising costs of $105 in 2017 and $616 in 2016. These costs are expensed in the financial statements as incurred.

NOTE N - SUBSEQUENT EVENTS

FASB Accounting Standards Codification Topic 855, *Subsequent Events*, addresses events which occur after the balance sheet date but before the issuance of financial statements. An entity must record the effects of subsequent events that provide evidence about conditions that existed at the balance sheet date and must disclose but not record the effects of subsequent events which provide evidence about conditions that existed after the balance sheet date. Additionally, Topic 855 requires disclosure relative to the date through which subsequent events have been evaluated and whether that is the date on which the financial statements were issued or were available to be issued. anagement evaluated the activity of Davenport Housing VII, L.P. through April 9, 2018, the date the financial statements were issued, and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.